Filed pursuant to Rule 424(b)(5)
Registration No. 333-174020

PROSPECTUS SUPPLEMENT

(To prospectus dated June 14, 2011)

3,200,000 Shares

Excel Trust, Inc.

8.125% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25 Per Share)

We are offering 3,200,000 shares of our 8.125% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series B Preferred Stock.

Dividends on the Series B Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year (or, if not a business day, the next business day). The dividend rate is 8.125% per annum of the $25.00 liquidation preference, which is equivalent to $2.03125 per annum per share. The first dividend on the Series B Preferred Stock sold in this offering will be paid on April 15, 2012 and will be in the amount of $0.423177 per share.

Except in instances relating to preservation of our qualification as a real estate investment trust, or REIT, or in connection with a change of control of our company, the Series B Preferred Stock is not redeemable prior to January 31, 2017. At any time on and after January 31, 2017, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein) the result of which our common stock, par value $0.01 per share, or common stock, and the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such securities) are not listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or the NYSE Amex or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series B Preferred Stock, the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. The Series B Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a change of control by the holders of Series B Preferred Stock.

Upon the occurrence of a Change of Control the result of which our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and

•	4.1701 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

Holders of the Series B Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six quarterly periods (whether or not consecutive) and in certain other circumstances. The Series B Preferred Stock is subject to certain restrictions on ownership designed to preserve our qualification as a REIT for U.S. federal income tax purposes.

We intend to file an application to list the Series B Preferred Stock on the NYSE under the symbol “EXLPrB.” If that application is approved, trading of the Series B Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series B Preferred Stock.

Investing in the Series B Preferred Stock involves a high degree of risk. Before buying any of these shares, you should carefully read the discussion of material risks of investing in the Series B Preferred Stock under the heading “Risk Factors” on page S-8 of this prospectus supplement and beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2010.

	Per Share	Total
Public offering price	$25.0000	$80,000,000
Underwriting discount	$0.7875	$2,520,000
Proceeds, before expenses, to us	$24.2125	$77,480,000

We granted the underwriters the right to purchase up to an additional 480,000 shares of Series B Preferred Stock at the public offering price, less the underwriting discount, to cover overallotments within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about January 31, 2012.

Joint Book-Running Managers

Wells Fargo Securities	Raymond James	UBS Investment Bank

Co-Manager

PNC Capital Markets LLC

The date of this prospectus supplement is January 20, 2012.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse economic or real estate developments in the retail industry or the markets in which we operate;

•	changes in local, regional and national economic conditions;

•	our inability to compete effectively;

•	our inability to collect rent from tenants;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	decreased rental rates or increased vacancy rates;

•	our failure to obtain necessary outside financing on favorable terms or at all;

•	changes in the availability of additional acquisition opportunities;

•	our inability to successfully complete real estate acquisitions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to qualify or maintain our status as a REIT;

•	our inability to attract and retain key personnel;

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements;

•	financial market fluctuations;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	the effects of earthquakes and other natural disasters; and

•	lack of or insufficient amounts of insurance.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section below entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus. Unless the context otherwise requires, in this prospectus supplement, the terms “our company,” “we,” “us” and “our” include Excel Trust, Inc. and its subsidiaries, including Excel Trust, L.P., our operating partnership. Unless otherwise indicated, the information contained in this prospectus supplement assumes that the underwriters’ overallotment option is not exercised.

EXCEL TRUST

General

We are a vertically integrated, self-administered, self-managed real estate firm with the principal objective of acquiring, financing, developing, leasing, owning and managing value oriented community and power centers, grocery anchored neighborhood centers and freestanding retail properties. Our strategy is to acquire high quality, well-located, dominant retail properties that generate attractive risk-adjusted returns. We target competitively protected properties in communities that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. We consider competitively protected properties to be located in the most prominent shopping districts in their respective markets, ideally situated at major “Main and Main” intersections. We generally lease our properties to national and regional supermarket chains, big-box retailers and select national retailers that offer necessity and value oriented items and generate regular consumer traffic. Our tenants carry goods that are less impacted by fluctuations in the broader U.S. economy and consumers’ disposable income, which we believe generates more predictable property-level cash flows. We have identified a pipeline of potential acquisitions from which we will seek to purchase properties that best meet our acquisition criteria and that will enhance our existing portfolio. As of January 18, 2012, we were actively negotiating potential property acquisitions from our pipeline that have an estimated aggregate purchase price in excess of $450.0 million and comprise in excess of 2.0 million square feet of gross leasable area.

As of September 30, 2011, we owned a portfolio consisting of 18 retail operating properties totaling approximately 3.4 million square feet of gross leasable area, which were approximately 95.2% leased and had a weighted average age of approximately seven years, based on gross leasable area. The leases at our retail operating properties have a weighted average term of approximately eight and a half years. In addition, we own one commercial office property totaling 82,157 square feet of gross leasable area, which was approximately 92.2% leased as of September 30, 2011. We utilize a portion of this commercial building as our headquarters. We also own two land parcels comprising approximately 31 acres slated for retail development. As of September 30, 2011, the gross asset value of our portfolio was approximately $690.0 million.

We were organized as a Maryland corporation on December 15, 2009 and elected to be taxed as a REIT beginning with our taxable year ended December 31, 2010. We conduct substantially all of our business through Excel Trust, L.P., a Delaware limited partnership. We are the sole general partner of our operating partnership. Our primary offices are located in San Diego, California and Salt Lake City, Utah. Our headquarters is located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. Our telephone number at that location is

(858) 613-1800. Our internet address is www.ExcelTrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

Recent Developments

Portfolio Update

On December 22, 2011, we entered into a purchase agreement to acquire East Chase Market Center, a 181,000 square foot retail shopping center located in Montgomery, Alabama. The purchase price for the retail shopping center, excluding closing costs, is approximately $24.7 million. Major tenants of the retail shopping center include Costco (non-owned), Dick’s Sporting Goods, Bed Bath & Beyond, Jo-Ann’s, Michael’s, Old Navy and Ulta. We intend to fund the purchase price with available cash and/or borrowings under our unsecured revolving credit facility. There can be no assurance that we will close this transaction on the terms described above, or at all.

On December 19, 2011, we completed the acquisition of The Crossings of Spring Hill, a 496,604 square foot retail shopping center (of which 219,841 square feet are owned by us) located in Spring Hill, Tennessee, for approximately $31.0 million. At acquisition, The Crossings of Spring Hill was approximately 97.7% leased. The Crossings of Spring Hill is anchored by SuperTarget (non-owned), Kohl’s (non-owned), PetSmart, Ross Dress for Less, Bed Bath & Beyond and Dollar Tree. We funded the purchase price for The Crossings of Spring Hill with available cash and borrowings under our unsecured revolving credit facility.

On December 1, 2011, we completed the acquisition of Anthem Highlands, a 118,763 square foot neighborhood shopping center located in Henderson, Nevada, for approximately $17.5 million. At acquisition, Anthem Highlands was approximately 82.2% leased. Major tenants of Anthem Highlands include Albertsons, CVS Pharmacy, Bank of America and Wells Fargo. We funded the purchase price for Anthem Highlands with available cash.

On October 26, 2011, we entered into a purchase agreement to acquire the Promenade Corporate Center, a 256,000 square foot commercial office property located in Scottsdale, Arizona. The purchase price for the Promenade Corporate Center, excluding closing costs, is approximately $56.0 million. As currently structured, we may, at our option, pay half of the purchase price, or $28.0 million, in shares of our common stock valued at 110% of the average closing price of the common stock for the five trading days immediately preceding the closing. We are currently in discussions with the seller to potentially modify the payment terms such that up to 75% of the purchase price, or $42.0 million, would be payable in shares of our common stock or operating partnership units valued at $13.00 per share/unit (for a total of approximately 3,230,769 shares/units). There can be no assurance that we will close the transaction on the existing terms or that any such modifications will be made on the terms described above, or at all. Major tenants of the Promenade Corporate Center include Fitch, Healthcare Trust of America, Meridian Bank, Richmond American Homes and Sankyo Pharma. We intend to fund the cash portion of the purchase price with available cash and/or borrowings under our unsecured revolving credit facility.

Development Portfolio Update

In the fourth quarter of 2011, we substantially completed construction of a shopping center with 119,000 square feet of gross leasable area at Red Rock Commons, an 18.5 acre land parcel located in St. George, Utah. Based on our current development plans and subject to change based on leasing demand and other market factors, we intend to continue development of the shopping center for a total of 134,000 square feet of gross leasable area. Tenants of Phase I of Red Rock Commons include Dick’s Sporting Goods, PetSmart, Ulta, Old Navy and Gap Outlet.

Also in the fourth quarter of 2011, we substantially completed construction of a shopping center with 123,000 square feet of gross leasable area at Plaza at Rockwall Phase II, a 12.6 acre land parcel located adjacent to Plaza at Rockwall Phase I in Rockwall, Texas. Tenants of Plaza at Rockwall Phase II include HomeGoods and Jo-Ann’s.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series B Preferred Stock, see “Description of the Series B Preferred Stock” in this prospectus supplement and “Description of Preferred Stock” in the accompanying prospectus.

Issuer	Excel Trust, Inc.

Securities Offered	3,200,000 shares of Series B Preferred Stock (3,680,000 shares of Series B Preferred Stock if the underwriters exercise their overallotment option in full). We reserve the right to reopen this series and issue additional shares of Series B Preferred Stock either through public or private sales at any time.

Dividends	Holders of the Series B Preferred Stock will be entitled to receive cumulative cash dividends on the Series B Preferred Stock at the rate of 8.125% per annum of the $25.00 per share liquidation preference (equivalent to $2.03125 per annum per share of Series B Preferred Stock). Dividends on the Series B Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year (or, if not a business day, the next business day). The first dividend on the Series B Preferred Stock sold in this offering will be paid on April 15, 2012 and will be in the amount of $0.423177 per share.

No Maturity	The Series B Preferred Stock has no maturity date, and we are not required to redeem the Series B Preferred Stock. We are not required to set aside funds to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under limited circumstances where the holders of the Series B Preferred Stock have a conversion right, such holders decide to convert the Series B Preferred Stock into our common stock.

Optional Redemption	We may not redeem the Series B Preferred Stock prior to January 31, 2017, except as described below under “Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT. At any time on and after January 31, 2017, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined below), we or a successor may, at our or its option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. We refer to this redemption as a “special optional redemption.” If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series B Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series B Preferred Stock to be converted equal to the lesser of

•

the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (2) the Common Stock Price; and

•	4.1701 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series B Preferred Stock will not have any right to convert the Series B Preferred Stock in connection with the Change of Control Conversion Right and any Series B Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series B Preferred Stock — Conversion Rights.”

Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Liquidation Preference	If we liquidate, dissolve or wind up, the holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of payment, before any payments are made to the holders of our common stock or any other shares that rank junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

Ranking	The Series B Preferred Stock will rank:

•

senior to our common stock and any other of our equity securities that by their terms rank junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up;

•

on a parity with shares of our 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, or the Series A Preferred Stock, and with other series of our preferred stock or other equity securities that we may later authorize or issue and that by their terms are on parity with the Series B Preferred Stock, or the Parity Preferred Stock, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

•

junior to all of our existing and future indebtedness and any equity securities that we may later authorize or issue and that by their terms rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

Voting Rights	Holders of Series B Preferred Stock generally have no voting rights. However, if we do not pay dividends on the Series B Preferred Stock for six quarterly periods, whether or not consecutive, the holders of the Series B Preferred Stock, voting as a single class with the holders of any other Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, including our Series A Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends which we owe on the Series B Preferred Stock and Parity Preferred Stock. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any shares of outstanding Parity Preferred Stock upon which like voting rights have been conferred (including our Series A Preferred Stock) is required for us to authorize, create or increase shares ranking senior to the Series B Preferred Stock or to effect certain amendments to our charter that would materially and adversely affect the terms of the Series B Preferred Stock.

Among other things, we may, without any vote of the holders of the Series B Preferred Stock, authorize and issue additional shares of Series B Preferred Stock and Parity Preferred Stock.

Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series B Preferred Stock is outstanding, we will (1) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (2) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	We intend to file an application to list the Series B Preferred Stock on the NYSE under the symbol “EXLPrB.” If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series B Preferred Stock.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals, as defined in the Code, during the last half of any taxable year following our first taxable year. In order to assist us in meeting these requirements, no person or entity may own, or be deemed to own by virtue of the constructive ownership rules of the Code, subject to limited exceptions, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Series B Preferred Stock or more than 9.8% in value of our outstanding capital stock.

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $77.2 million (approximately $88.9 million if the underwriters exercise their overallotment option in full). We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership intends to subsequently use the net proceeds of this offering to repay the outstanding indebtedness under our unsecured revolving credit facility, for future acquisitions and for other general corporate and working capital purposes. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	As described in “Use of Proceeds,” we expect to use a portion of the net proceeds from this offering to repay the outstanding indebtedness under our unsecured revolving credit facility. Affiliates of some or all of the underwriters are lenders under our unsecured revolving credit facility and will receive a pro rata portion of our net proceeds from this offering used to repay the borrowings under our unsecured revolving credit facility. See “Underwriting — Conflicts of Interest.”

Risk Factors	You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2010 and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Series B Preferred Stock.

Tax Consequences	Certain federal income tax considerations of purchasing, owning and disposing of the Series B Preferred Stock are summarized in “Supplemental Material United States Federal Income Tax Considerations” on page S-26 of this prospectus supplement, which supplements the discussion under the heading “Material United States Federal Income Tax Considerations” in the accompanying prospectus.

Settlement Date	The Series B Preferred Stock will be delivered through the facilities of The Depository Trust Company on or about January 31, 2012.

RISK FACTORS

Investment in the shares offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus and the risk factors in our most recent Annual Report on Form 10-K and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to purchase these shares. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

The Series B Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

The Series B Preferred Stock will rank junior to all of our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders. Our charter currently authorizes the issuance of up to 50,000,000 shares of preferred stock in one or more series. As of September 30, 2011, 2,000,000 shares of Series A Preferred Stock were issued and outstanding, which rank pari passu with the Series B Preferred Stock. In addition, our board of directors has the power under our charter to classify any of our unissued preferred stock, and to reclassify any of our previously classified but unissued preferred stock of any series, from time to time, in one or more series of preferred stock. The issuance of additional preferred stock on parity with (or, upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and Parity Preferred Stock upon which similar voting rights have been or are in the future conferred, voting as a single class, senior to) the Series B Preferred Stock would dilute the interests of the holders of the Series B Preferred Stock, and any issuance of preferred stock senior to the Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock. Other than the conversion right afforded to holders of Series B Preferred Stock that may occur in connection with a change of control as described under “Description of the Series B Preferred Stock — Conversion Rights” below, none of the provisions relating to the Series B Preferred Stock relate to or limit our indebtedness or afford the holders of the Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series B Preferred Stock, so long as the rights of the Series B Preferred stockholders are not materially and adversely affected.

The Series B Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Preferred Stock, which could adversely impact the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

As a holder of Series B Preferred Stock, you have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Stock will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of Series B Preferred Stock will exist primarily with respect to the ability to elect (together with the holders of Parity Preferred Stock, including our Series A Preferred Stock, upon which similar voting rights have been or are in the future conferred) two additional directors to our board of directors in the event that six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our charter or articles supplementary (in some cases voting together with the holders of Parity Preferred Stock as a single class) that materially and adversely affect the rights of the holders of Series B Preferred Stock (and applicable Parity Preferred Stock) or create additional classes or series of our stock that are senior to the Series B Preferred Stock, provided that in any event adequate provision for redemption has not been made. Other than the limited circumstances described in this prospectus supplement, holders of Series B Preferred Stock will not have any voting rights. See “Description of the Series B Preferred Stock — Voting Rights.”

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series B Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a change of control the result of which our common stock and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ, holders of the Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of their Series B Preferred Stock into our common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series B Preferred Stock. See “Description of the Series B Preferred Stock — Conversion Rights” and “— Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series B Preferred Stock converted. If the Common Stock Price is less than $6.00 (which is approximately 50% of the per-share closing sale price of our common stock on January 19, 2012), subject to adjustment, the holders will receive a maximum of 4.1701 shares of our common stock per share of Series B Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series B Preferred Stock. In addition, those features of the Series B Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our common stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

There is no established trading market for the Series B Preferred Stock, listing on the NYSE does not guarantee a market for the Series B Preferred Stock and the market price and trading volume of the Series B Preferred Stock may fluctuate significantly.

The Series B Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series B Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series B Preferred Stock for listing. Even if the NYSE approves the Series B Preferred Stock for listing, an active trading market on the NYSE for the Series B Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series B Preferred Stock could be materially and adversely affected. The Series B Preferred Stock may trade at prices lower than the initial public offering price. The market price of the Series B Preferred Stock would depend on many factors, including, but not limited to:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities or indebtedness; and

•	our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series B Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates may have an effect on the value of the Series B Preferred Stock.

One of the factors that will influence the price of the Series B Preferred Stock will be the dividend yield on the Series B Preferred Stock (as a percentage of the price of the Series B Preferred Stock, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series B Preferred Stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of the Series B Preferred Stock to decrease.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series B Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series B Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series B Preferred Stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $77.2 million ($88.9 million if the underwriters exercise their overallotment option in full).

We will contribute the net proceeds of this offering to our operating partnership. Our operating partnership intends to subsequently use the net proceeds of this offering to repay the outstanding indebtedness under our unsecured revolving credit facility, for future acquisitions and for other general corporate and working capital purposes.

As of January 18, 2012, we had $26.0 million outstanding under our unsecured revolving credit facility, which was used to fund acquisitions and for other general corporate and working capital purposes. The unsecured revolving credit facility bears interest at the rate of LIBOR plus a margin of 220 basis points to 300 basis points, depending on our leverage ratio. The interest rate under our unsecured revolving credit facility was 2.50% at January 18, 2012. We also pay a 0.35% fee for any unused portion of the unsecured revolving credit facility.

The lenders under our unsecured revolving credit facility include affiliates of some or all of the underwriters participating in this offering. A portion of the net proceeds of this offering will be received by these affiliates because we intend to use the net proceeds to repay the borrowings under our unsecured revolving credit facility. See “Underwriting — Conflicts of Interest.”

CAPITALIZATION

The following table sets forth

•	the historical consolidated capitalization of our company as of September 30, 2011 and

•

our pro forma consolidated capitalization as of September 30, 2011, as adjusted to give effect to (1) the application of the estimated net proceeds of this offering and (2) borrowings of $26.0 million under our unsecured revolving credit facility after September 30, 2011 used to fund acquisition and development activities and for other general corporate and working capital purposes.

	Historical Consolidated ($ in 000s)	Pro Forma Consolidated as Adjusted ($ in 000s)
Mortgages and other secured loans	$245,983	$245,983
Unsecured loans and lines of credit	—	—
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, 2,000,000 shares of Series A Preferred Stock and 0 shares of Series B Preferred Stock issued and outstanding as of September 30, 2011; and 2,000,000 shares of Series A Preferred Stock and 3,200,000 shares of Series B Preferred Stock issued and outstanding on a pro forma as adjusted basis(1)	47,703	124,933
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 30,289,813 shares issued and outstanding as of September 30, 2011; and on a pro forma as adjusted basis(2)	302	302
Additional paid-in capital	324,277	324,277
Cumulative distributions in excess of net income	(3,555)	(3,555)

	368,727	445,957
Accumulated other comprehensive income	(1,089)	(1,089)

Total stockholders’ equity	367,638	444,868
Noncontrolling interests	17,471	17,471

Total equity	385,109	462,339

Total capitalization	$631,092	$708,322

(1)	Assumes no exercise of the underwriters’ option to purchase up to an additional 480,000 shares of the Series B Preferred Stock.

(2)	The common stock outstanding as shown excludes as of September 30, 2011 (a) 1,405,405 shares of common stock issuable upon exchange of outstanding units of our operating partnership, (b) 268,314 shares of common stock available for future issuance under our incentive award plan, and (c) 3,333,400 shares of common stock potentially issuable upon conversion of our Series A Preferred Stock (based on the conversion rate as of September 30, 2011).

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown (dollar amounts in thousands):

	The Company		The Predecessor
	Nine Months Ended September 30, 2011	April 28, 2010 to December 31, 2010	January 1, 2010 to April 27, 2010	Year Ended December 31,
				2009	2008	2007	2006
Ratio of earnings (loss) to fixed charges and preferred stock dividends	0.80	(0.05)	0.59	0.98	0.62	1.04	1.03

Deficiency of earnings to fixed charges and preferred stock dividends	$2,426	$3,859	$240	$39	$736	$—	$—

Our ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For this purpose, “earnings” consist of net income (loss) before non-controlling interests and fixed charges, less capitalized interest, “fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and “preferred stock dividends” consist of the amount of pre-tax earnings required to pay dividends on our preferred securities, including our Series A Preferred Stock. For all periods prior to January 28, 2011, we had no outstanding shares of preferred stock, and therefore, there were no preferred stock dividends included in the calculations of ratios of earnings to combined fixed charges and preferred stock dividends for these periods. After giving effect to this offering and the application of the net proceeds as described in “Use of Proceeds” in this prospectus supplement, the ratio of earnings to combined fixed charges and preferred stock dividends on a pro forma basis would have been 0.61 for the nine months ended September 30, 2011, 0.00 for the period from April 28, 2010 to December 31, 2010 and 0.13 for the period from January 1, 2010 to April 27, 2010 and the deficiency of earnings to combined fixed charges and preferred stock dividends would have been $6.3 million for the nine months ended September 30, 2011, $7.6 million for the period from April 28, 2010 to December 31, 2010 and $2.4 million for the period from January 1, 2010 to April 27, 2010.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

This description of the Series B Preferred Stock supplements the description of the general terms and provisions of our preferred stock contained in the accompanying prospectus. You should consult that general description for further information.

General

We currently are authorized to issue up to 50,000,000 shares of preferred stock in one or more series. Each series will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law may permit and our board of directors may determine by adoption of applicable articles supplementary to our charter. As of September 30, 2011, there were 2,000,000 shares of our Series A Preferred Stock outstanding (liquidation preference $25.00 per share).

This summary of the terms and provisions of the Series B Preferred Stock is not complete. Prior to completion of this offering, our board of directors will adopt articles supplementary designating the terms of the Series B Preferred Stock, and you may obtain a complete copy of the articles supplementary designating the Series B Preferred Stock by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. The articles supplementary will initially authorize 3,680,000 shares of Series B Preferred Stock. Our board of directors may authorize the issuance and sale of additional shares of Series B Preferred Stock from time to time.

We intend to file an application to list the Series B Preferred Stock on the NYSE under the symbol “EXLPrB.” If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series B Preferred Stock.

We expect the Series B Preferred Stock initially will be issued in uncertificated, book-entry form.

The transfer agent, registrar and dividend disbursement agent for the Series B Preferred Stock is Continental Stock Transfer & Trust Company.

Ranking

The Series B Preferred Stock will rank senior to our common stock and any other of our future equity securities that we may later authorize or issue that by their terms rank junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The Series B Preferred Stock will rank pari passu with our Series A Preferred Stock and any other Parity Preferred Stock (i.e., any future equity securities that we may later authorize or issue that by their terms are on a parity with the Series B Preferred Stock) with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The Series B Preferred Stock will rank junior to any equity securities that we may later authorize or issue that by their terms rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. Any such authorization or issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any outstanding shares of Parity Preferred Stock (including the Series A Preferred Stock) voting as a single class. Any convertible debt securities that we may issue are not considered to be equity securities for these purposes. The Series B Preferred Stock will rank junior to all of our existing and future indebtedness.

Dividends

Holders of the Series B Preferred Stock will be entitled to receive, when and as authorized by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.125% per annum of the $25.00 per share liquidation preference, equivalent to $2.03125 per annum per share. Dividends on the Series B Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year (or, if not a business day, the next business day). The first dividend on the Series B Preferred Stock sold in this offering will be paid on April 15, 2012 and will be in the amount of $0.423177 per share. Dividends payable on the Series B Preferred Stock for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our share records at the close of business on the applicable record date, which will be a date as designated by our board of directors for the payment of dividends that is not more than 35 days nor fewer than 10 days prior to the dividend payment date.

Our board of directors will not authorize, and we will not pay, any dividends on the Series B Preferred Stock or set aside funds for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our shares. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series B Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on the Series B Preferred Stock.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of dividends and whether or not dividends are authorized. Accrued but unpaid dividends on the Series B Preferred Stock will not bear interest, and the holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on Series B Preferred Stock, including any capital gain dividends, will be credited to the previously accrued dividends on the Series B Preferred Stock. We will credit any dividend made on the Series B Preferred Stock first to the earliest accrued and unpaid dividend due.

We will not declare or pay any dividends or distributions, or set aside any funds for the payment of dividends or distributions, on our common stock or any other shares that rank junior to the Series B Preferred Stock, if any, or redeem or otherwise acquire our common stock or other junior shares, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the Series B Preferred Stock and all shares that rank senior to or on a parity with the Series B Preferred Stock, including the Series A Preferred Stock, for all past dividend periods. This restriction will not limit our redemption or other acquisition of shares under incentive, benefit or share purchase plans for officers, directors or employees or others performing or providing similar services or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter in order to preserve our status as a REIT.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the Series B Preferred Stock and all shares that rank on a parity with Series B Preferred Stock, including the Series A Preferred Stock, the amount which we have declared will be allocated pro rata to the Series B Preferred Stock and to each parity series of shares so that the amount declared for each share of Series B Preferred Stock and for each share of each parity series is proportionate to the accrued and unpaid dividends on those shares.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of the Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders liquidating distributions in cash or property at fair market value as determined by our board of directors equal to a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of the payment. Holders of Series B Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common stock or any other shares of stock that rank junior to the Series B Preferred Stock. The rights of holders of Series B Preferred Stock to receive their liquidation preference would be subject to the proportionate rights of each parity stock, including the Series A Preferred Stock, and preferential rights of the holders of any series of shares that is senior to the Series B Preferred Stock. Written notice will be given to each holder of Series B Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our property or business, or engage in a statutory share exchange, we will not be deemed to have liquidated, dissolved or wound up. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series B Preferred Stock and all other classes or series of our equity securities ranking on a parity with the Series B Preferred Stock, if any, then we will distribute our assets to the holders of Series B Preferred Stock and all other classes or series of parity securities ratably in proportion to the full liquidating distributions they would have otherwise received. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series B Preferred Stock will not be added to our total liabilities.

Optional Redemption

We may not redeem the Series B Preferred Stock prior to January 31, 2017, except as described below under “— Special Optional Redemption” and “— Restrictions on Ownership and Transfer.” At any time on and after January 31, 2017, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series B Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

We will give notice of redemption by publication in a newspaper of general circulation in the City of New York and by mail to each holder of record of Series B Preferred Stock at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, for the Series B Preferred Stock are to be surrendered for payment; and

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series B Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series B Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose in our sole discretion. Unless the full cumulative distributions on all shares of Series B Preferred Stock for all past dividend periods have been paid or set aside, we generally may not redeem any shares of Series B Preferred Stock unless we redeem all of the shares of Series B Preferred Stock.

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to but excluding the redemption date.

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under “— Restrictions on Ownership and Transfer” below. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series B Preferred Stock will be subject to the restrictions on ownership and transfer in Article VII of our charter.

Subject to applicable law, we may purchase Series B Preferred Stock in the open market, by tender or by private agreement. We are permitted to return any Series B Preferred Stock that we reacquire to the status of authorized but unissued shares.

Special Optional Redemption

Upon the occurrence of a Change of Control, we or a successor may, at our or its option, redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series B Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series B Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights” in respect of their shares called for redemption.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, for the Series B Preferred Stock are to be surrendered for payment;

•

that the Series B Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•

that the holders of the Series B Preferred Stock to which the notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the Series B Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series B Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series B Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to but excluding the redemption date.

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock as described above under “— Redemption” or “— Special Optional Redemption,” to convert some or all of the shares of Series B Preferred Stock held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series B Preferred Stock, or the Common Stock Conversion Consideration, equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the Conversion Rate); and

•	4.1701 (i.e., the Share Cap).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock), subdivisions or combinations (in each case, a Share Split) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the

Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right and in respect of the Series B Preferred Stock initially offered hereby will not exceed 13,344,320 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ overallotment option to purchase additional shares of Series B Preferred Stock is exercised, not to exceed 15,345,968 shares of common stock in the aggregate (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and is subject to increase in the event that additional shares of Series B Preferred Stock are issued in the future.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Conversion Consideration, a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Conversion Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration, and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the Conversion Consideration.

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series B Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert Series B Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holder of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates, if any, evidencing Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series B Preferred Stock to be converted; and

•	that the shares of Series B Preferred Stock are to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

The “Common Stock Price” will be: (1) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of our common stock is solely cash; and (2) the average of the closing prices for our common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common stock is other than solely cash.

Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series B Preferred Stock;

•	if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

•	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series B Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Shares of Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date. See “— Optional Redemption” and “— Special Optional Redemption.”

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into our common stock. Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such Series B Preferred Stock for our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the articles supplementary setting forth the terms of the Series B Preferred Stock, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer,” below.

These Change of Control conversion and redemption features may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series B Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.”

Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series B Preferred Stock will have no voting rights, except as set forth below.

Whenever dividends on the Series B Preferred Stock are due but unpaid for six quarterly periods, whether or not consecutive, or a Preferred Distribution Default, the number of directors then constituting our board of directors shall be increased by two and holders of the Series B Preferred Stock, voting as a single class with the holders of any other Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (including the Series A Preferred Stock), will be entitled to vote for the election of two additional directors to serve on our board of directors, or the Preferred Stock Directors, at a special meeting called by the holders of at least 20% of the outstanding shares of Series B Preferred Stock and any such other series of Parity Preferred Stock if the request is received 90 or more days before the next annual or special meeting of stockholders, or at the next annual or special meeting of stockholders if the request is received fewer than 90 days before such annual or special meeting of stockholders, and at each subsequent annual or special meeting of stockholders until all dividends accumulated on the Series B Preferred Stock for the past dividend periods have been paid or declared and set aside for payment in full.

If and when all accumulated dividends in arrears on the Series B Preferred Stock shall have been paid in full or a sum sufficient for the payment is irrevocably deposited in trust for payment, the holders of the Series B Preferred Stock shall be divested of the voting rights as described in this section (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated dividends in arrears have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth as described in this section (voting together as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in this section (voting together as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any Series B Preferred Stock remains outstanding, we shall not, without the affirmative vote of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time voting together with the holders of any Parity Preferred Stock upon which like voting rights have been conferred (including the Series A Preferred Stock):

•

authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company;

•	reclassify any authorized shares of our company into any such shares;

•	create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; or

•

amend, alter or repeal the provisions of our charter (including the articles supplementary with respect to the Series B Preferred Stock), whether by merger, consolidation or otherwise, in each case in such a manner that would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock;

provided, however, that with respect to the occurrence of any of the events described in the fourth bullet point above, so long as (1) the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, or (2) the holders of the Series B Preferred Stock receive equity securities with rights, preferences, privileges or voting powers substantially the same as those of the Series B Preferred Stock, then the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the holders of the Series B Preferred Stock.

Notwithstanding the above, if the occurrence of any such event materially and adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock disproportionately relative to other Parity Preferred Stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock shall be required.

In any matter in which the Series B Preferred Stock is entitled to vote separately as a class, each share of Series B Preferred Stock will be entitled to one vote. If the holders of Series B Preferred Stock and another series or class of preferred stock, if any, are entitled to vote together as a single class on any matter, the Series B Preferred Stock and the shares of the other series or class will have one vote for each $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series B Preferred Stock is outstanding, we will (1) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (2) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series B Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

The articles supplementary for the Series B Preferred Stock will provide restrictions on ownership and transfer similar to those described in the accompanying prospectus under the heading “Restrictions on Ownership and Transfer,” including that no person may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (1) in excess of 9.8% in value of the aggregate of our outstanding shares of capital stock, (2) common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or (3) Series B Preferred Stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of Series B Preferred Stock. Series B Preferred Stock owned by a stockholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances, as described in “Restrictions on Ownership and Transfer” in the accompanying prospectus. In addition, our board of directors may, in its sole discretion, except a person from the ownership limit, as described in “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Notwithstanding any other provision of the Series B Preferred Stock, no holder of the Series B Preferred Stock will be entitled to convert any Series B Preferred Stock into our common stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter or in the articles supplementary for the Series B Preferred Stock. For more information regarding restrictions on ownership and transfer set forth in our charter, see “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Preemptive Rights

No holders of the Series B Preferred Stock shall, solely as holders of the Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security of our company.

Book-Entry Procedures

The Depository Trust Company, or DTC, will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC’s records. You, as the actual owner of the Series B Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series B Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series B Preferred Stock will be sent to Cede & Co. If less than all of the shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Distributions on the Series B Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the shares of Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Material United States Federal Income Tax Considerations” included in the accompanying prospectus. This summary is for general information only and is not tax advice.

The following discussion is a supplement to, and should replace the first sentence of, the discussion under the heading “Taxation of Our Company — General” in the accompanying prospectus.

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2010.

The following discussion supersedes, in its entirety, the discussion under the heading “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxable U.S. Holders Generally — Capital Gains Dividends” in the accompanying prospectus.

Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential tax rates. See “— Tax Rates” below. U.S. holders that are corporations, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

The following discussion is a supplement to, and should replace the final two paragraphs of, the discussion under the heading “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxable U.S. Holders Generally — Redemption of Our Capital Stock” in the accompanying prospectus.

If a redemption of shares of the Series B Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received and will be treated as described under “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxation of Taxable U.S. Holders Generally — Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed shares of the Series B Preferred Stock will be transferred to the U.S. holder’s remaining shares of our capital stock, if any. If the U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the United States federal income tax consequences of a redemption of the Series B Preferred Stock.

If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxable U.S. Holders Generally — Dispositions of Our Capital Stock.”

The following discussion should follow the discussion under the heading “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxable U.S. Holders Generally — Redemption of Our Capital Stock” in the accompanying prospectus.

Conversion of Series B Preferred Stock into Common Stock.    Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control

Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of such holder’s Series B Preferred Stock into shares of our common stock or the Alternative Conversion Consideration — i.e., an amount of cash, securities or other property or assets that such holder would have received upon the Change of Control had such holder converted the holder’s Series B Preferred Stock into shares of our common stock immediately prior to the effective time of the Change of Control (see “Description of the Series B Preferred Stock — Conversion Rights”). Except as provided below, a U.S. holder generally will not recognize gain or loss upon the conversion of Series B Preferred Stock into shares of our common stock. A U.S. holder’s basis and holding period in the shares of common stock received upon conversion generally will be the same as those of the converted Series B Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash).

Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series B Preferred Stock for more than one year. Any common stock received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and subject to tax treatment as described in “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxable U.S. Holders Generally — Distributions Generally.”

In addition, if a U.S. holder receives the Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the holder’s shares of Series B Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. holders converting their shares of Series B Preferred Stock should consult their tax advisors regarding the United States federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

The following discussion supersedes, in its entirety, the discussions under the headings “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxable U.S. Holders Generally — Foreign Accounts,” “United States Federal Income Tax Considerations for Holders of Our Capital Stock — Taxation of Non-U.S. Holders — Foreign Accounts” and “Foreign Accounts” in the accompanying prospectus.

Foreign Accounts.    Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities (including payments to U.S. holders who hold Series B Preferred Stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax will be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, capital stock or debt securities paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Although, these rules currently apply to applicable payments made after December 31, 2012 (other than payments made on debt securities outstanding on March 18, 2012), in guidance issued in July 2011, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our stock or interest on our debt securities (excluding those debt securities outstanding on March 18, 2012) made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock or debt securities on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions, including this new IRS guidance.

UNDERWRITING — CONFLICTS OF INTEREST

Subject to the terms and conditions contained in an underwriting agreement by and among us, our operating partnership, and the underwriters named below, for whom Wells Fargo Securities, LLC, Raymond James & Associates, Inc. and UBS Securities LLC are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the respective number of shares of Series B Preferred Stock shown opposite their names below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC	1,045,400
Raymond James & Associates, Inc.	1,045,300
UBS Securities LLC	1,045,300
PNC Capital Markets LLC	64,000

Total	3,200,000

The underwriters have agreed, severally and not jointly, to purchase all of the shares of Series B Preferred Stock sold under the underwriting agreement if any of those shares of Series B Preferred Stock are purchased.

We have agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Series B Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel and other conditions such as the receipt by the underwriters of officers’ certificates, comfort letters and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that they propose initially to offer the shares of Series B Preferred Stock to the public at the public offering price appearing on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per share to other dealers. After the initial offering, the public offering price and other selling terms may be changed.

The following table shows the per share and total public offering price, the underwriting discount and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ overallotment option.

	Per Share	No Exercise	Full Exercise
Public offering price	$25.0000	$80,000,000	$92,000,000
Underwriting discount	$0.7875	$2,520,000	$2,898,000
Proceeds, before expenses, to us	$24.2125	$77,480,000	$89,102,000

The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $250,000 and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to 480,000 additional shares of Series B Preferred Stock at the public offering price appearing on the cover page of this prospectus supplement, less the underwriting discount, solely to cover overallotments. To the extent this option is exercised, each underwriter will become obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Series B Preferred Stock approximately proportionate to that underwriter’s initial purchase commitment. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If any additional shares of Series B Preferred Stock are purchased, the underwriters will offer the additional shares of Series B Preferred Stock on the same terms as those on which the 3,200,000 shares of Series B Preferred Stock are being offered.

Settlement Date

We expect that delivery of the Series B Preferred Stock will be made against payment therefor on or about January 31, 2012, which will be the seventh business day following the pricing of the Series B Preferred Stock (such settlement cycle being herein referred to as “T + 7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series B Preferred Stock on the date of pricing or the next three successive business days will be required, by virtue of the fact that the Series B Preferred Stock initially will settle T + 7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series B Preferred Stock who wish to trade the Series B Preferred Stock on the date of pricing of the Series B Preferred Stock or the next three successive business days should consult their own advisor.

No Sales of Series B Preferred Stock

We have agreed that, for a period of 60 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of the representatives, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant, to purchase, lend or otherwise transfer or dispose of any shares of Series B Preferred Stock or any equity securities similar to or ranking on parity with or senior to the Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for the foregoing (collectively, the Lock-Up Securities),(2) enter into any swap or any other arrangement that transfers to another, in whole or in part, directly or indirectly, the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Securities or other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Lock-Up Securities.

New York Stock Exchange Listing

No market currently exists for the Series B Preferred Stock. We intend to file an application to list the Series B Preferred Stock on the NYSE under the symbol “EXLPrB.” If listing is approved, we expect trading to commence within 30 days after initial delivery of the Series B Preferred Stock. The underwriters have advised us that they intend to make a market in the Series B Preferred Stock before commencement of trading on the NYSE. They will have no obligation to make a market in the Series B Preferred Stock, however, and if they make a market they may cease to do so at any time.

Price Stabilization and Short Positions

Until the distribution of the Series B Preferred Stock is completed, SEC rules may limit the ability of the underwriters to bid for or purchase the Series B Preferred Stock. However, the underwriters may engage in transactions that stabilize the price of the Series B Preferred Stock, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in the Series B Preferred Stock in connection with this offering, i.e., if they sell more shares of Series B Preferred Stock than are listed on the cover page of this prospectus supplement, the underwriters must reduce that short position by purchasing shares of Series B Preferred Stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of the Series B Preferred Stock to stabilize the per share price or to reduce a short position may cause the price of the Series B Preferred Stock to be higher than it might be in the absence of those purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series B Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

We expect to use a portion of the net proceeds from this offering to repay the outstanding indebtedness under our unsecured revolving credit facility. Affiliates of some or all of the underwriters are lenders under our unsecured revolving credit facility and will receive a pro rata portion of our net proceeds from this offering used to repay the borrowings under our unsecured revolving credit facility. Because affiliates of some or all of the underwriters are lenders under our unsecured revolving credit facility, it is possible that more than 5% of the proceeds of this offering may be received by the underwriters or their affiliates.

Other Relationships

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, Raymond James Bank, FSB, an affiliate of Raymond James & Associates, Inc., UBS Loan Finance LLC, an affiliate of UBS Securities LLC, and PNC Bank, N.A., an affiliate of PNC Capital Markets LLC, are lenders under our unsecured revolving credit facility.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the placement contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from the company’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The (1) statement of revenues and certain expenses of Park West Place Shopping Center for the year ended December 31, 2009, incorporated in this prospectus supplement by reference from the company’s Current Report on Form 8-K/A filed with the SEC on February 24, 2011, (2) the statement of revenues and certain expenses for Gilroy Crossing for the year ended December 31, 2010, incorporated in this prospectus supplement by reference from the company’s Current Reports on Form 8-K/A filed with the SEC on May 4, 2011 and June 13, 2011, and (3) the statement of revenues and certain expenses for the Shopping Center for the year ended December 31, 2010, incorporated in this prospectus supplement by reference from the company’s Current Reports on Form 8-K/A filed with SEC on May 4, 2011 and June 13, 2011, all have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports on the statements of revenues and certain expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California, and for the underwriters by Clifford Chance US LLP, New York, New York. Certain matters of Maryland law, including the validity of the Series B Preferred Stock to be issued in connection with this offering, will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and the accompanying prospectus and before the date that the offering of the Series B Preferred Stock by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•

our Current Reports on Form 8-K filed with the SEC on January 11, 2011, January 25, 2011, January 31, 2011, March 25, 2011, April 7, 2011, May 12, 2011, June 6, 2011, June 29, 2011, July 14, 2011 and November 1, 2011; and

•	our Current Reports on Form 8-K/A filed with the SEC on February 24, 2011, May 4, 2011, May 4, 2011, June 13, 2011 and June 13, 2011.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of the Series B Preferred Stock covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet website www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which the Series B Preferred Stock will be listed.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary or by telephone at (858) 613-1800.

PROSPECTUS

$600,000,000

Excel Trust, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	debt securities, which may consist of debentures, notes or other types of debt,

•	shares of common stock,

•	shares of preferred stock,

•	shares of preferred stock represented by depositary shares,

•	warrants to purchase debt securities, preferred stock, common stock or depositary shares,

•	rights to purchase shares of common stock, and

•	units consisting of two or more of the foregoing.

We refer to the debt securities, common stock, preferred stock, depositary shares, warrants, rights and units registered hereunder collectively as the “securities” in this prospectus. The securities will have a maximum aggregate offering price of $600,000,000 or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at prices and on terms determined at the time of the offering of any such security.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a real estate investment trust, or REIT, for United States federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be offered directly by us from time to time, through agents designated by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “EXL.” On June 9, 2011, the last reported sales price of our common stock on the NYSE was $12.04 per share.

You should consider the risks that we have described in “Risk Factors” on page 1 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2011

References in this prospectus to “we,” “our,” “us” and “our company” refer to Excel Trust, Inc., a Maryland corporation, Excel Trust, L.P., and any of our other subsidiaries. Excel Trust, L.P. is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

i

EXCEL TRUST

We are a vertically integrated, self-administered, self-managed real estate firm with the principal objective of acquiring, financing, developing, leasing, owning and managing value oriented community and power centers, grocery anchored neighborhood centers and freestanding retail properties. Our strategy is to acquire high quality, well-located, dominant retail properties that generate attractive risk-adjusted returns. We target competitively protected properties in communities that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. We consider competitively protected properties to be located in the most prominent shopping districts in their respective markets, ideally situated at major “Main and Main” intersections. We seek investment opportunities throughout the United States, but focus on the Northeast, Northwest and Sunbelt regions. We generally lease our properties to national and regional supermarket chains, big-box retailers and select national retailers that offer necessity and value oriented items and generate regular consumer traffic. Our tenants carry goods that are less impacted by fluctuations in the broader U.S. economy and consumers’ disposable income, which we believe generates more predictable property-level cash flows.

As of March 31, 2011, we owned a portfolio consisting of 22 retail operating properties totaling approximately 2.6 million square feet of gross leasable area, which were approximately 94% leased and had a weighted average age of approximately five years, based on gross leasable area. In addition, we own one commercial office property totaling 82,157 square feet of gross leasable area, which was 96% leased as of March 31, 2011. We utilize a portion of this commercial building as our headquarters. We also own two land parcels comprising approximately 31 acres slated for retail development; a 50% interest in Northside Plaza, which is a 243,000 square foot property located in Dothan, Alabama, that is currently being redeveloped; and one mortgage note receivable.

We were organized as a Maryland corporation on December 15, 2009 and intend to elect to be taxed as a REIT beginning with our taxable year ended December 31, 2010. We conduct substantially all of our business through Excel Trust, L.P., a Delaware limited partnership. We are the sole general partner of our operating partnership. Our primary offices are located in San Diego, California and Salt Lake City, Utah. Our headquarters is located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. Our telephone number at that location is (858) 613-1800. Our internet address is www.ExcelTrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. Please also refer to the section below entitled “Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, we may sell debt securities, common stock, preferred stock, depositary shares warrants, rights and units in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest.

We may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the securities. See “Plan of Distribution” beginning on page 62 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s website, www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s website, www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the Securities and Exchange Commission that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2010,

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 24, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 4, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 4, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2011,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 13, 2011,

•	our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 13, 2011,

•	the description of our common stock included in our registration statement on Form 8-A filed with the Securities and Exchange Commission on April 16, 2010, and

•

all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary or by telephone at (858) 613-1800.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and our statements regarding anticipated growth in our funds from operations, or FFO, and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse economic or real estate developments in the retail industry or the markets in which we operate,

•	changes in local, regional and national economic conditions,

•	our inability to compete effectively,

•	our inability to collect rent from tenants,

•	defaults on or non-renewal of leases by tenants,

•	increased interest rates and operating costs,

•	decreased rental rates or increased vacancy rates,

•	our failure to obtain necessary outside financing on favorable terms or at all,

•	changes in the availability of additional acquisition opportunities,

•	our inability to successfully complete real estate acquisitions,

•	our failure to successfully operate acquired properties and operations,

•	our failure to qualify or maintain our status as a REIT,

•	our inability to attract and retain key personnel,

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements,

•	financial market fluctuations,

•	changes in real estate and zoning laws and increases in real property tax rates,

•	the effects of earthquakes and other natural disasters, and

•	lack of or insufficient amounts of insurance.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form  10-K, as updated by our future filings.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership. Our operating partnership will subsequently use the net proceeds received from us to potentially acquire or develop additional properties and for general purposes, which may include the repayment of existing indebtedness and improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown (dollar amounts in thousands):

	The Company
	January 1, 2011 to March 31, 2011	April 28, 2010 to December 31, 2010	January 1, 2010 to April 27, 2010	The Predecessor
				Year Ended December 31,
				2009	2008	2007	2006
Ratio of earnings to fixed charges	0.98	(0.05)	0.59	0.98	0.62	1.04	1.03
Deficiency of earnings to fixed charges	$49	$3,859	$240	$39	$736	$—	$—
Ratio of earnings (loss) to fixed charges and preferred stock dividends	0.80	(0.05)	0.59	0.98	0.62	1.04	1.03
Deficiency of earnings to fixed charges and preferred stock dividends	$49	$3,859	$240	$39	$736	$—	$—

Our ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. Our ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For this purpose, “earnings” consist of net income (loss) before non-controlling interests and fixed charges, less capitalized interest, “fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and “preferred stock dividends” consist of the amount of pre-tax earnings required to pay dividends on our Series A preferred stock. For periods prior to January 25, 2011, the date of the initial issuance of Series A preferred stock, we had no outstanding shares of preferred stock, and therefore, there were no preferred stock dividends included in the calculations of ratios of earnings to fixed charges and preferred stock dividends for these periods.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•	the title of the debt securities,

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the date or dates on which we will pay the principal on the debt securities,

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,

•

the place or places where principal of, premium and interest on the debt securities will be payable, where debt securities may be surrendered for registration of transfer and exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served,

•	the terms and conditions upon which we may redeem the debt securities,

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities,

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities,

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,

•	the currency of denomination of the debt securities,

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made,

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,

•	any provisions relating to any security provided for the debt securities,

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series,

•	a discussion of any material United States federal income tax consequences applicable to an investment in such debt securities,

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,

•

any provisions relating to conversion of any debt securities, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed,

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof, and

•

whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or the amount of cash to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture,

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture, and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period),

•	default in the payment of principal of or premium on any debt security of that series when due and payable,

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture,

•	certain events of bankruptcy, insolvency or reorganization of our company, and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver,

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security,

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities,

•	reduce the principal amount of discount securities payable upon acceleration of maturity,

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration),

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security,

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments, or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof, or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes the general terms of our common stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws. When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to 200,000,000 shares of our common stock, par value $0.01 per share, or common stock. Our charter authorizes our board of directors to amend our charter to increase or decrease the number of authorized shares of any class or series without stockholder approval. As of March 31, 2011, 16,576,831 shares of our common stock were issued and outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such action is advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Under the MGCL, the term “substantially all of the company’s assets” is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter provides, except with respect to an amendment to the section relating to the removal of directors and the corresponding reference in the general amendment provision, that the foregoing items may be approved by a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons, including a subsidiary, if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, operating assets may be held by a corporation’s subsidiaries, as in our situation, and these subsidiaries may be able to transfer all or substantially all of such assets without a vote of the parent corporation’s stockholders.

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of our common stock or preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to establish the number of shares in each class or series and to set, subject to the provisions of our charter regarding the restrictions on transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock

We believe that the power of our board of directors to amend our charter to increase the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

General

This prospectus describes the general terms of our preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the MGCL and our charter and bylaws. When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock. Our charter authorizes our board of directors to amend our charter to increase or decrease the number of authorized shares of any class or series without stockholder approval.

As of March 31, 2011, 2,000,000 shares of 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share, or the Series A preferred stock, were issued and outstanding. We pay cumulative dividends on the Series A preferred stock, when, as and if declared by our board of directors, at a rate of 7.00% per annum, subject to adjustment in certain circumstances. The annual dividend on each share of Series A preferred stock is $1.75, payable quarterly in arrears on the 15th calendar day of January, April, July and October of each year, as and if declared by our board of directors. Holders of the Series A preferred stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series A preferred stock is convertible, at the holder’s option, at any time and from time to time, into shares of our common stock at an initial conversion rate of 1.6667 shares of common stock per share of Series A preferred stock, which is equivalent to an initial conversion price of $15.00 per share. On or after April 1, 2014, we may, at our option, be able to cause some or all of the Series A preferred stock to be automatically converted based on the market price of our common stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of preferred stock or common stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to establish the number of shares in each class or series and to set, subject to the provisions of our charter regarding the restrictions on transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of our common stock. Our board of directors could establish a series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock provides our company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

•	the designation and stated value of the preferred stock,

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock,

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock,

•	whether the dividends on the preferred stock are cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate,

•	the provision for a sinking fund, if any, for the preferred stock,

•	the provision for redemption, if applicable, of the preferred stock,

•	any listing of the preferred stock on any securities exchange,

•	preemptive rights, if any,

•	the terms and conditions, if applicable, upon which the preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof),

•	a discussion of any material United States federal income tax consequences applicable to an investment in the preferred stock,

•	any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT,

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company,

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs,

•	any voting rights, if any, of the preferred stock, and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock

Our board of directors has the power, without stockholder approval, to amend our charter to increase the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. The additional classes or series will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

To assist us in complying with certain United States federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our stock. We expect to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates representing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable class or series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock transferred to a trust for the benefit of one or more charitable beneficiaries. See “Restrictions on Ownership and Transfer.”

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares represented thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder represent a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt representing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts representing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt representing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt representing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares represented by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts representing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares represented by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with debt securities, common stock, preferred stock or depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the debt warrants,

•	the aggregate number of the debt warrants outstanding,

•	the price or prices at which the debt warrants will be issued,

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security,

•	the date, if any, on and after which the debt warrants and the related securities will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise,

•	the provisions, if any, for changes to or adjustments in the exercise price,

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire,

•	the minimum or maximum amount of debt warrants that may be exercised at any one time,

•	information with respect to book-entry procedures, if any,

•	a discussion of certain material United States federal income tax considerations applicable to an investment in the debt warrants, and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

The applicable prospectus supplement will describe the terms of the warrants to purchase depositary shares, common stock or preferred stock, or equity warrants, in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the equity warrants,

•	the aggregate number of the equity warrants outstanding,

•	the price or prices at which the equity warrants will be issued,

•	the type and number of securities purchasable upon exercise of the equity warrants,

•	the date, if any, on and after which the equity warrants and the related securities will be separately transferable,

•	the price at which each security purchasable upon exercise of the equity warrants may be purchased,

•	the provisions, if any, for changes to or adjustments in the exercise price,

•	the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire,

•	the minimum or maximum amount of equity warrants that may be exercised at any one time,

•	information with respect to book-entry procedures, if any,

•	any anti-dilution protection,

•	a discussion of certain material United States federal income tax considerations applicable to an investment in the equity warrants, and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the depositary shares, common stock or preferred stock purchasable upon such exercise may be entitled.

Except as provided in the applicable prospectus supplement, the exercise price and the number of depositary shares, shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of depositary shares, shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of debt securities, depositary shares, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution,

•	the aggregate number of shares of common stock purchasable upon exercise of the rights,

•	the exercise price,

•	the aggregate number of rights issued,

•	the date, if any, on and after which the rights will be separately transferable,

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire,

•	a discussion of any material United States federal income tax considerations applicable to an investment in the rights, and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units,

•	identification and description of the separate constituent securities comprising the units,

•	the price or prices at which the units will be issued,

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable

•	information with respect to any book-entry procedures,

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units, and

•	any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter documents. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, as amended and supplemented from time to time. Copies of our existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, including the articles supplementary creating the Series A preferred stock, contains restrictions on the amount of shares of our stock that a person may own. These restrictions provide that no person may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (l) in excess of 9.8% in value of the aggregate of our outstanding shares of capital stock, (2) common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or (3) Series A preferred stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of Series A preferred stock.

Our charter further provides that (1) no person may beneficially or constructively own shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (2) no person may transfer shares of our capital stock if the transfer would result in our capital stock being owned by fewer than 100 persons. In addition, our charter provides that any person who acquires or attempts or intends to acquire shares of our capital stock that may violate any of these restrictions on ownership and transfer, or who is the intended transferee of shares of our capital stock which are transferred to a trust, as described below, is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock or our Series A preferred stock (or the acquisition of an interest in an entity that owns, actually or constructively, such stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of such stock and thereby violate one or more of the applicable ownership limits.

Our board of directors may, in its sole discretion, waive the applicable ownership limit with respect to a particular stockholder if:

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the board of directors determines that such ownership will not cause any individual’s beneficial or constructive ownership of shares of our capital stock to result in our being “closely held” under Section 856(h) of the Code or that any exemption from the ownership limit will not jeopardize our status as a REIT,

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the board of directors determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in

Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code, and

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the particular stockholder agrees that any violation or attempted violation of such representations or undertakings will result in such shares of capital stock being automatically transferred to a trust.

As a condition of our waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

Our charter provides that attempted transfer of our capital stock which, if effective, would result in our capital stock being owned by fewer than 100 persons will be null and void. Our charter provides that any attempted transfer of our capital stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of capital stock held in the trust, will have no rights to dividends, to vote the shares, or to any other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of a charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee (net of any commissions and other expenses of the sale) from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If any shares of our capital stock are represented by certificates, such certificates will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our capital stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF THE

PARTNERSHIP AGREEMENT OF EXCEL TRUST, L.P.

The material terms and provisions of the Agreement of Limited Partnership of Excel Trust, L.P. which we refer to as the “partnership agreement” are summarized below. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Excel Trust, Inc.

Management of Our Operating Partnership

Our operating partnership, Excel Trust, L.P., is a Delaware limited partnership that was formed on December 16, 2009. We are the sole general partner of the operating partnership and conduct substantially all of our business through it.

As the sole general partner of the operating partnership, we exercise exclusive and complete discretion in its day-to-day management and control, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement. We can cause the operating partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law. Some restrictions in the partnership agreement restrict our ability to engage in a business combination as more fully described in “—Transferability of Partnership Interests; Termination Transactions” below.

Indemnification of our Officers and Directors

To the extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, and our officers and directors and any other persons we may designate. Similarly, the partnership agreement limits our liability, as well as that of our officers and directors, to the operating partnership.

Transferability of Interests; Termination Transactions

The limited partners may not remove us as general partner of the operating partnership, with or without cause, other than with our consent. Generally, we may not voluntarily withdraw from or transfer or assign our interest in the operating partnership, other than to our affiliates (as defined under federal securities laws), without the consent of limited partners holding more than 50% of the partnership interests of all limited partners (other than those held by us or our subsidiaries).

Any transfer of operating partnership units by the limited partners, other than to us, as general partner, or to family members, affiliates (as defined under federal securities laws), original limited partners and charitable organizations and as collateral in connection with certain lending transactions, subject to specified limitations, will be subject to a right of first refusal by us and must be made only to “accredited investors” as defined under Rule 501 of the Securities Act. In each case, the transferee must agree to assume the transferor’s obligations under the partnership agreement.

In addition, without our consent, limited partners may not transfer their operating partnership units:

•	to any person who lacks the legal right, power or capacity to own the operating partnership units,

•	in violation of applicable law,

•	where the transfer is for only a portion of the rights represented by the operating partnership units, such as the partner’s capital account or right to distributions,

•

if we believe the transfer could cause the termination of the operating partnership or could cause it to no longer be classified as a partnership for United States federal or state income tax purposes,

•

if the transfer would cause the operating partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)),

•

if the transfer could, based on the advice of counsel to us or the operating partnership, cause any portion of the assets of the operating partnership to constitute assets of any employee benefit plan pursuant to United States Department of Labor Regulations Section 2510.3-101,

•	if the transfer would require registration under applicable federal or state securities laws,

•	if the transfer could be treated as effectuated through an “established security market” or a “secondary market” under the Code and applicable Treasury regulations,

•	if the transfer could cause the operating partnership to become a “publicly traded partnership” under the Code,

•	if the transfer could cause the operating partnership to fail one or more of the “safe harbors” provided by the Code or applicable Treasury regulations,

•	if the transfer would cause the operating partnership to become a reporting company under the Exchange Act,

•	if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940, as amended, or the Investment Advisors Act of 1940, as amended,

•	if the transferee or assignee is unable to make the representations regarding ownership required by the partnership agreement, or

•	if the transfer would adversely affect our ability to maintain our qualification as a REIT or subject us to additional taxes.

We may not engage in a merger, consolidation or other combination with or into another entity, sale of all or substantially all of our assets, or any reclassification, recapitalization or change of our outstanding equity interests, each of which we refer to as a “termination transaction,” unless the termination transaction has been approved by partners holding more than 50% of all outstanding partnership interests, or in connection with which all limited partners will either receive, or will have the right to elect to receive, for each operating partnership unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of common stock into which each operating partnership unit is then exchangeable, and

•	the greatest amount of cash, securities or other property paid to the holder of one share of common stock in consideration for one share of common stock pursuant to the termination transaction.

If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of our common stock, and the common stockholders accept this purchase, tender or exchange offer, each holder of operating partnership units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the expiration of the purchase, tender or exchange offer, it had exercised its right to redemption, received shares of common stock in exchange for its operating partnership units, and accepted the purchase, tender or exchange offer.

We also may merge or otherwise combine our assets with another entity if the following conditions are met:

•

immediately after the merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than operating partnership units held by us as general partner, are owned directly or indirectly by the operating partnership as the surviving partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with the operating partnership,

•

the limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction,

•

the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership, and

•

the limited partners may exchange their interests in the surviving partnership for at least one of (1) the consideration available to the limited partners pursuant to the second preceding paragraph, (2) the right to redeem their operating partnership units for cash on terms equivalent to those in effect with respect to their operating partnership units immediately prior to the consummation of the transaction or (3) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Our board of directors will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

We must use commercially reasonable efforts to structure transactions like those described above to avoid causing the limited partners to recognize gain for United States federal income tax purposes by virtue of the occurrence of or their participation in the transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of Additional Operating Partnership Units Representing Partnership Interests

As sole general partner, we have the ability to cause the operating partnership to issue additional operating partnership units representing general and limited partnership interests or other partnership interests in one or more classes, or one or more series of any such classes. These additional operating partnership units may include preferred operating partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the economic interests of the securities that we have issued.

Capital Contributions

We contributed to our operating partnership all of the net proceeds of our initial public offering as our initial capital contribution in exchange for a 96.1% general partnership interest. Some of our directors, officers and their affiliates contributed properties and assets to our operating partnership and became limited partners and, together with other limited partners, initially owned the remaining 3.9% limited partnership interest. As of March 31, 2011, we owned a 92.2% partnership interest and other limited partners, including some of our directors, officers and their affiliates, owned the remaining 7.8% partnership interest.

The partnership agreement provides that we, as general partner, may determine that our operating partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause partnership interests to be issued for no tangible value or less than fair market value if we conclude in good faith that such issuance is in the interests of our operating partnership.

The partnership agreement provides that we may make additional capital contributions, including properties, to our operating partnership in exchange for additional operating partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the operating partnership or the issuance or sale of any operating partnership units or other partnership interests.

Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that our wholly owned subsidiaries own.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners owning at least 25% of the operating partnership units held by limited partners.

Generally, the partnership agreement may be amended, modified or terminated only with the approval of partners holding 50% of all outstanding operating partnership units (including the operating partnership units held by us as general partner and as a limited partner). However, as general partner, we have the power to unilaterally amend the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners,

•

reflect the issuance of additional operating partnership units or the admission, substitution, termination, reduction in operating partnership units or withdrawal of partners in accordance with the terms of the partnership agreement,

•	set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued by the operating partnership,

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect,

•

cure any ambiguity in, correct or supplement any provisions in, or make other changes with respect to matters arising under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law,

•	satisfy any requirements, conditions or guidelines of federal or state law,

•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT,

•	modify the manner in which capital accounts are computed, and

•	amend or modify any provision of the partnership agreement in connection with a termination transaction.

We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the operating partnership or otherwise, that would, among other things,

•	convert a limited partner’s interest into a general partner’s interest,

•	modify the limited liability of a limited partner,

•	alter a partner’s right to receive any distributions or allocations of profits or losses, or

•	materially alter the limited partner’s redemption or exchange right.

Distributions to Unitholders

The partnership agreement provides that holders of common operating partnership units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. In addition, the partnership agreement reflects the creation and issuance to our company of Series A preferred units. The Series A preferred units have distribution rights substantially similar to the dividend rights of the Series A preferred stock, and as the sole holder of the operating partnership’s Series A preferred units, we will receive distributions from the operating partnership with respect to such preferred units in order to make the distributions to our Series A preferred stockholders.

Redemption/Exchange Rights

Limited partners who acquired operating partnership units in our formation transactions have the right to require our operating partnership to redeem part or all of their operating partnership units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption.

Alternatively, we may elect to acquire those operating partnership units tendered for redemption in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, issuances of stock rights, warrants and options, distributions of evidence of indebtedness and similar events. We presently anticipate that we will elect to issue shares of our common stock in exchange for operating partnership units in connection with each redemption request, rather than having our operating partnership redeem the operating partnership units for cash. With each redemption or exchange, we will increase our company’s percentage ownership interest in our operating partnership. This redemption/exchange right will be limited when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors. See “Restrictions on Ownership and Transfer.”

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our operating partnership, have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions.

The limited partners of our operating partnership expressly acknowledge that as the general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively.

Tax Matters That Affect the Operating Partnership

We have the authority under the partnership agreement to make tax elections under the Code on our operating partnership’s behalf.

Allocations of Net Income and Net Losses to Partners

The net income of our operating partnership generally will be allocated to us to the extent of the accrued preferred return on our Series A preferred units and then to us, as the general partner, and to the limited partners in accordance with our respective percentage interests in the common units issued by our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partner’s capital is reduced to zero and any remaining net loss would be allocated to us. However, in some cases gain or loss may be disproportionately allocated to partners who have contributed appreciated property or guaranteed debt of our operating partnership. The allocations described above are subject to special rules relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See “Material United States Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.” In addition, upon the occurrence of certain specific events, our operating partnership will revalue its assets and any net increase in valuation will be allocated first to holders of long-term incentive operating partnership units, or LTIP units, if any, to equalize the capital account balances of such holders with the capital account balances of holders of operating partnership units.

Operations and Distributions

We intend to operate the operating partnership in a manner that will enable us to maintain our qualification as a REIT and avoid any United States federal income tax liability. The partnership agreement provides that we will distribute from time to time, but not less frequently than quarterly, available cash of the operating partnership on such terms as defined therein.

The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse us for payment of, all expenses that we incur relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to our operations.

Term of the Partnership Agreement

Our operating partnership will continue in full force and effect until December 31, 2109, or until sooner dissolved in accordance with the terms of the partnership agreement.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws is subject to and qualified in its entirety by reference to Maryland law, and to our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that our board of directors may establish, increase and decrease the number of directors of our company as long as the number is not fewer than the minimum required under the MGCL (which is one) nor, unless our bylaws are amended, more than 15. Any vacancy on our board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. Additionally, in the event that we are in arrears on dividends on our Series A preferred stock for six or more quarterly periods, whether or not consecutive, holders of our Series A preferred stock, voting as a single class with all other series of preferred stock ranking on a parity with the Series A preferred stock and upon which like voting rights have been conferred and are exercisable, will have the right to elect an additional two directors to our board for a limited time.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in the charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, subject to any rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. This provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees. In addition, any director elected to our board of directors by the holders of our Series A preferred stock voting as a single class with any other class or series of preferred stock ranking on a parity with our Series A preferred stock upon which like voting have been conferred and are exercisable, may only be removed by a vote of such Series A preferred stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock, or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock, and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution opting out of this statute. However, this resolution may be altered or repealed in whole or in part at any time.

We can provide no assurance that our board of directors will not amend or rescind this resolution in the future. If this resolution is repealed, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, or by officers or by directors who are our employees, are excluded from shares entitled to vote on the matter. “Control shares” are issued and outstanding voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. We can provide no assurance that our board of directors will not amend or eliminate such provision in the future. Should this happen, the control share acquisition statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Other Anti-Takeover Provisions of Maryland Law

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement to remove a director,

•	a requirement that the number of directors be fixed only by the vote of the directors,

•

a requirement that a vacancy on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred rather than until the next annual meeting of stockholders as would otherwise be the case, and

•	a majority requirement for the calling of a special meeting of stockholders.

A corporation can elect into this statute by provision in its charter or bylaws or by a resolution of its board of directors, without stockholder approval. Furthermore, a corporation can elect to be subject to the above provisions regardless of any contrary provisions in the charter or bylaws.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, (1) the number of directors may be fixed only by the vote of the directors, (2) a two-thirds vote is required to remove any director from our board of directors, which removal is only allowed for cause and (3) unless called by our chairman of the board of directors, chief executive officer, president or board of directors, the written request of stockholders holding not less than a majority of all the votes entitled to be cast at such meeting is required to call a special meeting.

If we made an election to be subject to such statutory provisions and our board of directors was divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

Amendment to Our Charter and Bylaws

Our charter may generally be amended only if declared advisable by our board of directors and approved by the affirmative vote of the stockholders holding at least a majority of all the votes entitled to be cast on the matter under consideration, and in the case of an amendment that would materially and adversely affect any right, preference, privilege or voting power of our Series A preferred stock, the consent of two-thirds of the outstanding shares of our Series A preferred stock voting as a single class with all other classes or series of preferred stock ranking on parity with the Series A preferred stock with respect to the payment of dividends and distribution of assets upon our liquidation and upon which like voting rights have been conferred, provided, that if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of our Series A preferred stock disproportionately relative to the other series of preferred stock on parity with our Series A preferred stock, the consent of at least two-thirds of the outstanding shares of our Series A preferred stock shall be required. However, the provision of our charter regarding director removal and the corresponding amendment provision may be amended only if advised by our board of directors and approved by the affirmative vote of the stockholders holding not less than two-thirds of all of the votes entitled to be cast on the matter. Our bylaws provide that only our board of directors may amend or repeal our bylaws or adopt new laws.

Dissolution

Under the MGCL, we may be dissolved if a majority of our entire board of directors determines by resolution that dissolution is advisable and submits a proposal for dissolution for consideration at any annual or special meeting of stockholders, and this proposal is approved by the affirmative vote of the holders of a majority of the shares of stock entitled to vote on the dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting,

•	by or at the direction of our board of directors, or

•

by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting,

•	by or at the direction of our board of directors, or

•

provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Generally, under our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than the close of business on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting. For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

Meetings of Stockholders

Our bylaws provide for annual meetings of stockholders to elect our board of directors and transact such other business as may properly be brought before the meeting. The chairman of our board of directors, our chief executive officer and our president, and our board of directors, may call a special meeting of stockholders. Additionally, our bylaws provide that our secretary will call a special meeting of the stockholders upon the written request of the holders of not less than a majority of our outstanding shares of stock entitled to vote.

The MGCL provides that stockholders may act without a meeting with respect to any action that they are required or permitted to take at a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of the stockholders’ meetings.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws, and certain other provisions of our charter and bylaws, could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stockholders or otherwise be in their best interest. Likewise, if our board of directors were to rescind the resolution exempting business combinations from the business combination provisions of the MGCL (or does not otherwise approve a business combination) or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, or if we elect to be subject to the unsolicited takeover provisions of the MGCL, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limits

Our charter, including the articles supplementary creating the Series A preferred stock, contains restrictions on the amount of shares of our stock that a person may own. These restrictions provide that no person may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (1) in excess of 9.8% in value of the aggregate of our outstanding shares of capital stock, (2) common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or (3) Series A preferred stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of Series A preferred stock. For a more detailed description of these restrictions, see “Restrictions on Ownership and Transfer.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations regarding our company and the acquisition, ownership and disposition of certain securities offered by this prospectus. Supplemental United States federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “Excel Trust, Inc.,” “we,” “our,” and “us” mean only Excel Trust, Inc., and not its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on current law, including:

•	the Code,

•	current, temporary and proposed Treasury regulations promulgated under the Code,

•	the legislative history of the Code,

•	current administrative interpretations and practices of the IRS, and

•	court decisions,

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. State, local and foreign income tax laws may differ substantially from any corresponding United States federal income tax laws. This discussion does not address any aspect of the laws of any state, local or foreign jurisdiction, or any United States federal tax other than the income tax, associated with the acquisition, ownership, sale or other disposition of our capital stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•	the acquisition, ownership, and/or sale or other disposition of the securities offered by this prospectus, including the United States federal, state, local, foreign and other tax consequences,

•	our election to be taxed as a REIT for United States federal income tax purposes, and

•	potential changes in the applicable tax laws.

Taxation of Our Company

General. We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2010, and we intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operated, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2010, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion is based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

The sections of the Code and the corresponding Treasury regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate level. Double taxation means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. We will, however, be required to pay United States federal income tax as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•

If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation.

•

We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. See “—Penalty Tax.”

•

We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

•	Our “taxable REIT subsidiaries” generally will be required to pay federal corporate income tax on their earnings.

Requirements for Qualification as a Real Estate Investment Trust. The Code defines a “REIT” as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors,

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership,

(3)	that would be taxable as a domestic corporation, but for special Code provisions applicable to REITs,

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,

(5)	that is beneficially owned by 100 or more persons,

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year, and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive beginning with our taxable year ended December 31, 2010. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. In addition, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See the subsection below entitled “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. In the case of a REIT which is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the REIT income and asset tests described below. A brief summary of the rules governing the United States federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. In the future, we may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions which could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “—Failure to Qualify.”

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own certain wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and we do not elect with the corporation to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for United States federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the United States federal income tax requirements described in this summary, any corporation in which we own a 100% interest (other than a taxable REIT subsidiary) is ignored, and all assets, liabilities, and items of income, gain, loss, deduction and credit of such corporation are treated as our assets, liabilities and items of income, gain, loss, deduction, and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We currently hold an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation, other than a REIT, with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to United States federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of its taxable REIT subsidiaries will be subject to the 25% asset test regarding our holding of the securities of one or more taxable REIT subsidiaries but will not be subject to the 10% or 5% asset tests described below. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (b) some types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales,

•

We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is also our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value,

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property,” and

•

We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. We may, however, intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction, including gain from the sale or disposition thereof, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of non-qualifying income we receive, from all sources, in any taxable year will not exceed the limit on non-qualifying income under the gross income tests. We will monitor the types of income we derive, and we will take actions intended to keep any non-qualifying income within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued, and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. The IRS, however, may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

If, in the future, a taxable REIT subsidiary of ours provides services to our tenants, we intend to set the fees paid to the taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets, including our allocable share of the assets held by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to “straight debt” securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

To the extent that we own an interest in an issuer that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that the value of the securities of any such issuer has not exceeded 5% of the total value of our assets. Moreover, with respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation, the 10% value limitation and the 75% asset test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will agree with our determinations of value.

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our operating partnership) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership or other partnerships and limited liability companies which own such securities), or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, including as a result of an increase in our interest in our operating partnership, we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within the 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the non-qualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued and (2) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or a reduction in our operating partnership’s overall interest in an issuer will not be required. If we fail to timely cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify” below.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset, over (2) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other noncash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay cash dividends or to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Pursuant to IRS guidance, certain part-stock and part-cash dividends distributed by publicly-traded REITs with respect to calendar years 2008 through 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes, as described under the headings “—Taxable U.S. Holders Generally—Distributions Generally” and “—Taxation of Non-U.S. Holders—Distributions Generally.” As a result, our stockholders could recognize taxable income in excess of cash received and may be required to pay tax with respect to such dividends in excess of cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders, we may be required to withhold United States tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirements and 4% excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction and non-corporate distributees may be eligible for the preferential tax rates on the qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships (or disregarded entities) for United States federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for United States federal income tax purposes are treated as “pass-through” entities which are not required to pay United States federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our pro rata share of the assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interest. See “—Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership (or disregarded entity). For example, an entity that would otherwise be classified as a partnership for United States federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. We do not anticipate that our operating partnership, or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership’s or a subsidiary partnership’s or limited liability company’s tax status might be treated as a taxable event. In that case, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as a partnership or a disregarded entity for United States federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. The net income of our operating partnership generally will be allocated to us to the extent of the accrued preferred return on our Series A preferred units and then to us, as the general partner, and to the limited partners in accordance with our respective percentage interests in the common units issued by our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partner’s capital is reduced to zero and any remaining net loss would be allocated to us. Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of operating partnership units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us. In addition, the partnership agreement further provides that holders of LTIP units will be entitled to receive special allocations of gain in the event of a sale or hypothetical sale of assets of our operating partnership prior to the allocation of gain to holders of common operating partnership units. This special allocation of gain is intended to enable the holders of LTIP units to convert their LTIP units into common units.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation would be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property was contributed to our operating partnership in exchange for interests in our operating partnership in connection with our formation. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. This could cause us to be allocated (1) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties had a tax basis equal to their fair market value at the time of the contribution and (2) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in the preceding sentence might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements.” To the extent our depreciation is reduced, or our gain on sale is increased, a greater portion of our distributions may be taxed as dividend income. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired by our operating partnership in the future.

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

United States Federal Income Tax Considerations for Holders of Our Capital Stock

The following summary describes the material United States federal income tax consequences to you of purchasing, owning and disposing of our capital stock. This summary assumes that you hold our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed specifically herein. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts,

•	insurance companies,

•	tax-exempt organizations,

•	“S” corporations,

•	traders in securities that elect to mark to market,

•	partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity,

•	holders subject to the alternative minimum tax,

•	regulated investment companies and REITs,

•	foreign governments and international organizations,

•	broker-dealers or dealers in securities or currencies,

•	United States expatriates,

•	persons holding our securities as a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction,

•	except to the extent discussed below, non-U.S. holders (as defined below), and

•	U.S. holders (as defined below) whose functional currency is not the United States dollar.

If you are considering purchasing our capital stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or foreign taxing jurisdiction.

When we use the term “U.S. holder,” we mean a beneficial owner of shares of our capital stock who, for United States federal income tax purposes:

•	is a citizen or resident of the United States,

•

is a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia,

•	is an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

If a partnership (or other entity taxable as a partnership for United States federal income tax purposes) holds our capital stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding such stock, you should consult your tax advisor.

If you hold shares of our capital stock and are not a U.S. holder or a partnership or an entity treated as a partnership, you are a “non-U.S. holder.”

Taxable U.S. Holders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential tax rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gains. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with certain IRS guidance discussed above under “—Taxation of Our Company—Annual Distribution Requirements,” will be taxable to the recipient U.S. holder to the same extent as if paid in cash.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential tax rates. See “—Tax Rates” below. U.S. holders that are corporations, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its United States federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable,

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains,

•	receive a credit or refund for the amount of tax deemed paid by it,

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. If a U.S. holder sells or disposes of shares of our capital stock, the holder will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the capital stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption of Our Capital Stock. A redemption of shares of our capital stock will be treated under the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,

•	results in a “complete termination” of the U.S. holder’s stock interest in us, or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of

Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

If a redemption of shares of our capital stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under “—Dispositions of Our Capital Stock.”

Information Reporting and Backup Withholding. We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s United States federal income tax liability, provided the required information is timely filed with the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders.”

Foreign Accounts. Certain payments made after December 31, 2012 to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of our capital stock. See “—Taxation of Non-U.S. Holders—Foreign Accounts.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property, the acquisition or holding of which is financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-U.S. Holders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate, or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s United States trade or business.

Distributions in excess of our current or accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s capital stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of a non-U.S. holder’s capital stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as if made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above, or

(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury regulations) of any distribution to non-U.S. holders that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury regulations) of a distribution to the non-U.S. holders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Capital Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity, and because most of our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we qualify as a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above under “—Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests”), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our stock.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States federal income taxation under FIRPTA as a sale of a United States real property interest if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE, and

(2)	such non-U.S. holder owned, actually and constructively, 5% or less of our stock throughout the applicable testing period.

If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our stock were subject to taxation under FIRPTA, and if shares of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the non-U.S. holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s United States federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Under these rules, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding these rules.

United States Federal Income Tax Considerations for Holders of Our Debt Securities

The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of debt securities issued by us. This discussion assumes the debt securities will be issued without original issue discount, or OID. OID with respect to a debt security is the excess, if any, of the debt security’s “stated redemption price at maturity” over its “issue price.” The “stated redemption price at maturity” is the sum of all payments provided by the debt security, whether designated as interest or as principal, other than payments of “qualified stated interest.” Interest on debt security generally will constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. The “issue price” of a debt security is the first price at which a substantial amount of the debt securities in the issuance that includes such debt security is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of OID with respect to a debt security will be treated as zero if the OID is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a debt security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the debt security. If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement. If you are considering purchasing our debt securities, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our debt securities arising under the laws of any state, local or foreign taxing jurisdiction.

Taxable U.S Holders of Our Debt Securities

Stated Interest. U.S. holders generally must include interest on the debt securities in their federal taxable income as ordinary income:

•	when it accrues, if the U.S. holder uses the accrual method of accounting for federal income tax purposes, or

•	when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for federal income tax purposes.

If we redeem or otherwise repurchase the debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. Unless otherwise provided in an applicable prospectus supplement, we intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities. Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (1) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (2) the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income.

Backup Withholding and Information Reporting. Backup withholding at the applicable statutory rate may apply when a U.S. holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect,

•	the U.S. holder fails to report interest and dividend payments received on the U.S. holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required, or

•	the U.S. holder fails to certify under penalty of perjury that backup withholding does not apply.

A U.S. holder of debt securities who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply, the U.S. holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. holder’s United States federal income tax liability as long as the U.S. holder timely provides the required information to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the IRS and to holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not subject to information reporting.

Non-U.S. Holders of Our Debt Securities

This section applies to you if you are a non-U.S. holder of our debt securities. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest. Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and the non-U.S. holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock,

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Internal Revenue Code,

•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

•

provides the appropriate certification as to the non-U.S. holder’s status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN claiming exemption from or reduction in withholding before the payment of interest, and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities. Non-U.S. holders generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

•

the non-U.S. holder’s investment in the debt securities is effectively connected with the conduct of a United States trade or business and, if an income tax treaty applies, the non-U.S. holder maintains a “permanent establishment” in the United States to which the gain is attributable, or

•

the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States.

Backup Withholding and Information Reporting. Backup withholding and information reporting generally will not apply to payments made to a non-U.S. holder with respect to the debt securities, provided that we do not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person and the holder has given us the certification described above under “Non-U.S. Holders of Our Debt Securities—Payments of Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the holder is a United States person, as defined in the Internal Revenue Code, or the non-U.S. holder otherwise establishes an exemption. However, we may be required to report annually to the Internal Revenue Service and to a non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders of debt securities should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 15%. However, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). For taxable years beginning after December 31, 2012, the 15% the capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends will increase to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, certain U.S. holders who are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our capital stock or debt securities.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Under these rules, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012, but does not apply to debt instruments outstanding on March 18, 2012. Prospective investors should consult their tax advisors regarding these rules.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction or any United States federal tax other than the income tax. You should consult your tax advisors regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale or (4) negotiated prices. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering. In the event that FINRA Rule 5121 applies to any such offering due to the presence of a “conflict of interest” (as that term is defined in FINRA Rule 5121), the prospectus supplement for that offering will contain prominent disclosure with respect to such conflict of interest as required by that rule. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California. Ballard Spahr LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The (1) statement of revenues and certain expenses of Park West Place Shopping Center for the year ended December 31, 2009, incorporated in this prospectus by reference from Excel Trust Inc.’s Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (SEC) on February 24, 2011, (2) the statement of revenues and certain expenses for Gilroy Crossing for the year ended December 31, 2010, incorporated in this prospectus by reference from Excel Trust Inc.’s Current Reports on Form 8-K/A filed with the SEC on May 4, 2011 and June 13, 2011, and (3) the statement of revenues and certain expenses for the Shopping Center for the year ended December 31, 2010, incorporated in this prospectus by reference from Excel Trust Inc.’s Current Reports on Form 8-K/A filed with SEC on May 4, 2011 and June 13, 2011, all have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports on the statements of revenues and certain expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

3,200,000 Shares

Excel Trust, Inc.

8.125% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25 Per Share)

PROSPECTUS SUPPLEMENT

January 20, 2012

Joint Book-Running Managers

Wells Fargo Securities

Raymond James

UBS Investment Bank

Co-Manager

PNC Capital Markets LLC